UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

 Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2013

URBAN AG. CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-52327	80-0664054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 800 Turnpike Street, Suite 103, North Andover, MA 0814

(Address of principal executive offices and Zip Code)

(800) 692-1357

 (Registrant’s telephone number, including area code)

N/A

 (Former Name and Address of Registrant)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On December 10, 2013, Urban Ag. Corp. (the “Company”) received a letter from the Securities and Exchange Commission (the “SEC”) informing the Company that effective November 21, 2013, the Public Company Accounting Oversight Board (the “PCAOB”) revoked the registration of our independent auditor Harris F. Rattray CPA. As a result of the revocation, the Company can no longer include the audit reports of Harris F. Rattray CPA in the Company’s filings with the SEC. In addition, as a result of the foregoing the Company will be required to have its financial statements for the year ended December 31, 2012 re-audited by a firm that is registered with the PCAOB. As a result of the foregoing the Company dismissed Harris F. Rattray CPA as its independent auditor and is interviewing PCAOB accounting firms to serve as its independent auditor for the fiscal year ending December 31, 2013.

Harris F. Rattray CPA’s reports on the Company’s consolidated financial statements for each of the fiscal years ended December 31, 2012 and 2011 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2012 and 2011 and through December 10, 2013, there were no disagreements with Harris F. Rattray CPA on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure which, if not resolved to Harris F. Rattray CPA’s satisfaction, would have caused them to make references to the subject matter in connection with their reports of the Company’s consolidated financial statements for such years.

In addition, the Company believes there were no other reportable events as defined in Item 304 of Regulation S-K.

The Company has provided Harris F. Rattray CPA with a copy of the foregoing statements and requested that Harris F. Rattray CPA provide it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the foregoing statements. To date, we have not received such letter, upon receipt a copy of Harris F. Rattray CPA’s letter, will be filed as Exhibit 16.1 to an Amendement to this Current Report on Form 8-K

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

Exh. No.	Date	Document
16.1	December 19, 2013	Letter from Harris Rattray CPA *

____________________________

* To be filed by amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2013

URBAN AG. CORP.

By:	/s/ Billy Ray, Jr
Billy Ray, Jr., Chief Executive Officer